UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 31, 2011, Crown Holdings, Inc. (the “Company”) completed its previously announced note offering of $700 million principal amount of 6 1/4% senior notes due 2021 (the “Offering”).

In connection with the Offering, Crown Americas LLC and Crown Americas Capital Corp. III, each a wholly-owned subsidiary of the Company (together, the “Issuers”), issued $700 million principal amount of 6 1/4% senior unsecured notes due 2021 (the “Notes”). The Notes were sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes will mature on February 1, 2021 and will accrue interest at the rate of 6 1/4% per year. Interest on the Notes will be payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2011. The Issuers may redeem some or all of the Notes at any time prior to February 1, 2016 by paying a make-whole premium, plus accrued and unpaid interest, if any, to the redemption date. At any time on or prior to February 1, 2014, the Issuers may use the net cash proceeds of certain equity offerings of capital stock of the Company that are contributed to the common equity capital or are used to subscribe for qualified capital stock of Crown Americas LLC to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 106.250% of their principal amount plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of such Notes originally issued remain outstanding immediately after such redemption and such redemption occurs within 90 days of the date of the closing of such equity offering. At any time on or after February 1, 2016, the Issuers may redeem the Notes at their option, in whole or in part from time to time, by paying the redemption prices set forth on the Notes, plus accrued and unpaid interest, if any, to the redemption date.

If the Company experiences a change of control, the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are senior obligations of the Issuers, ranking senior in right of payment to all subordinated indebtedness of Crown Americas and Crown Americas Capital Corp. III, and will be unconditionally guaranteed on a senior basis by the Company and each of the Company’s present and future U.S. subsidiaries (other than the Issuers, Crown Americas Capital Corp. and Crown Americas Capital Corp. II) that from time to time are obligors under or guarantee the Company’s senior secured credit facilities.

The Notes have been issued under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture governing the Notes contains covenants that will limit the ability of the Company and the ability of its restricted subsidiaries (including the Issuers) to, among other things: incur additional debt; pay dividends or make other distributions, repurchase capital stock, repurchase subordinated debt and make certain investments; create liens and engage in sale and leaseback transactions; create restrictions on the payment of dividends and other amounts to the Company or the Issuers from restricted subsidiaries; sell assets or merge or consolidate with or into other companies; and engage in transactions with affiliates. If an event of default, as specified in the indenture governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.

Under a registration rights agreement with the initial purchasers of the Notes listed therein, the Issuers have agreed to (i) use their reasonable best efforts to file and cause to become effective a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Notes for new notes of the Issuers having terms substantially identical in all material respects to the Notes (except that the exchange notes will not contain terms with respect to transfer restrictions) and (ii) use their reasonable best efforts to cause the registered exchange offer to become completed under the Securities Act of 1933, as amended, within 360 days of the issue date of the Notes. If the exchange offer is not completed within the periods specified in the registration rights agreement, applicable interpretations of the staff of the SEC prohibit the Issuers from effecting such a registered exchange offer or, under limited circumstances, if required or requested by an initial purchaser of the Notes or a holder thereof, the Issuers have agreed to file, and to use their reasonable best efforts to cause to become effective, a shelf registration statement relating to resales of the Notes or the notes issued in the registered exchange offer, as the case may be. The Issuers will be obligated to pay additional interest on the Notes if, within the periods specified in the registration rights agreement, they do not complete the exchange offer, or, if required, file the shelf registration statement, the shelf registration statement has not been declared effective or, after the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or useable (subject to certain exceptions).

On February 1, 2011, the Company used a portion of the net proceeds of the Offering to repurchase approximately $542 million of Crown Americas LLC’s and Crown Americas Capital Corp.’s outstanding $600 million principal amount of 7.75% senior unsecured notes due 2015 (the “2015 Notes”) on the early settlement date of the Company’s previously announced tender offer for any and all of the outstanding 2015 Notes.

The descriptions set forth above are qualified in their entirety by the indenture and registration rights agreement governing the Notes filed herewith as exhibits. The schedules and annexes to the exhibits attached hereto have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or annex to the exhibits attached hereto to the Securities and Exchange Commission upon its request.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit 4.1	Registration Rights Agreement, dated as of January 31, 2011, by and among the Company, Crown Americas LLC, Crown Americas Capital Corp. III, Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein, and the Guarantors (as defined therein), relating to the 6 1/4% Senior Notes due 2021.

Exhibit 4.2	Indenture, dated as of January 31, 2011, by and among Crown Americas LLC, Crown Americas Capital Corp. III, as Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 6 1/4% Senior Notes due 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2011	CROWN HOLDINGS, INC.

	By:	/s/ THOMAS A. KELLY
	Name:	Thomas A. Kelly
	Title:	Senior Vice President - Finance

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1	Registration Rights Agreement, dated as of January 31, 2011, by and among the Company, Crown Americas LLC, Crown Americas Capital Corp. III, Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein, and the Guarantors (as defined therein), relating to the 6 1/4% Senior Notes due 2021.

Exhibit 4.2	Indenture, dated as of January 31, 2011, by and among Crown Americas LLC, Crown Americas Capital Corp. III, as Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 6 1/4% Senior Notes due 2021.